Attachment to Form 4

 Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4, this Form 4 is also being filed on behalf of the Reporting Persons set forth below.  All of the information set forth in the Attached Form 4 for Jonathan S. Lavine is the same for the Reporting Persons set forth below unless otherwise noted.

TABLE I:  Non-Derivative Securities

Name and Address of Reporting
Person

Securities
Disposed of
(D)
Amount
Amount of
Securities
Beneficially
Owned
Following
Reported
Transaction(s)

Ownership
Form:
Direct (D) or
Indirect (I)

Nature of
Indirect
Beneficial
Ownership

BCM Capital Partners, L.P.
13,252
505,715
D

Sankaty High Yield Partners II, L.P.
4,462
170,257
D

Sankaty High Yield Partners III, L.P.
4,462
170,257
D

Sankaty Credit Opportunities, L.P.
4,462
170,257
D

Bain Capital V Mezzanine Partners,
L.P.

13,252
505,715
I

(1)

Sankaty High Yield Asset Investors II,
LLC

4,462
170,257
I

(2)
Sankaty High Yield Asset Investors
III, LLC

4,462
170,257
I
(3)

Sankaty Credit Opportunities
Investors, LLC

4,462
170,257
I
(4)

Sankaty Investors, LLC
13,252
505,715
I
(1)

Sankaty Investors II, LLC
4,462
170,257
I
(2)

Sankaty Investors III, LLC
4,462
170,257
I
(3)

Sankaty Credit Member, LLC
4,462
170,257
I
(4)

Bain Capital Fund IV, L.P.
282,410
10,776,811
I
(5)

Information Partners
9,942
379,389
I
(5)

BCIP Associates
16,372
624,744
I
(5)

BCIP Trust Associates, L.P.
9,721
370,979
I
(5)

Bain Capital Partners V, L.P.
196,499
7,498,439
I
(5)

BCIP Trust Associates II
101
3,841
I
(5)

BCIP Trust Associates II-B
32
1,212
I
(5)

(1) Jonathan S. Lavine, as the sole managing member of Sankaty Investors, LLC ("SI"), SI, as the sole general partner of
Bain Capital V Mezzanine Partners, L.P. ("BCMP"), and BCMP, as the sole general partner of BCM Capital
Partners, L.P. ("BCM") may each be deemed to share voting and dispositive power with respect to the 505,715 shares held by BCM.  Mr. Lavine, SI and BCMP disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(2) Jonathan S. Lavine, as the sole managing member of Sankaty Investors II, LLC ("SI II"), SI II, as the sole managing member of Sankaty High Yield Asset Investors II, LLC ("SAI II") and SAI II, as the sole general partner of Sankaty
High Yield Partners II, L.P. ("SP II") may each be deemed to share voting and dispositive power with respect to the
170,257 shares held by SP II.  Mr. Lavine, SI II and SAI II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(3) Jonathan S. Lavine, as the sole managing member of Sankaty Investors III, LLC ("SI III"), SI III, as the sole managing member of Sankaty High Yield Asset Investors III, LLC ("SAI III"), and SAI III, as the sole general partner of Sankaty High Yield Partners III, L.P. ("SP III") may each be deemed to share voting and dispositive power with respect to the 170,257 shares held by SP III.  Mr. Lavine, SI III and SAI III disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(4) Jonathan S. Lavine, as the sole managing member of Sankaty Credit Member, LLC ("SC Member"), SC Member, as
the sole managing member of Sankaty Credit Opportunities Investors, LLC ("SCO Investors"), and SCO Investors,
as the sole general partner of Sankaty Credit Opportunities, L.P. ("SCO") may each be deemed to share voting and dispositive power with respect to the 170,257 shares held by SCO.  Mr. Lavine, SC Member and SCO Investors disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(5) Jonathan S. Lavine is a member of Bain Capital Investors, LLC ("BCI") which is (i) the general partner of Bain
Capital Partners V, L.P. ("BCP V") and Bain Capital Partners IV, L.P. ("BCP IV"), which is in turn the sole general partner of Bain Capital Fund IV, L.P. ("Fund IV") and the managing partner of Information Partners ("IP"), (ii) the sole member of the management committee of BCIP Associates ("BCIP") and BCIP Trust Associates, L.P.
("BCIPTA") and (iii) the managing partner of each of BCIP Trust Associates II ("BCIPTA II") and BCIP Trust
Associates II-B ("BCIPTA II-B").  Additionally, he and/or entities affiliated with him are partners of BCIP, BCIPTA and BCIPTA II.  Accordingly, he, BCI and BC IV may be deemed to share voting and dispositive power with respect to the shares held by Fund IV, BCP V, IP, BCIP, BCIPTA, BCIPTA II and BCIPTA II-B.  Mr. Lavine, BCP IV, and
BCI disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
(6) BCM, SP II, SP III, and SCO are parties to a Stock Transfer Agreement dated as of March 23, 2003 and a
Stockholder Selling Agreement dated as of August 2, 2004 and consequently may be considered to acting as a group with the other persons and entities party thereto.  The Reporting Person disclaim beneficial ownership of all such shares held by such parties and make this filing on behalf of themselves only.

Signature of Reporting Persons:

SANKATY INVESTORS, LLC, for itself, on behalf of itself in its capacity as general partner of Bain Capital V Mezzanine Partners,
L.P., and on behalf of Bain Capital V Mezzanine Partners, L.P. in its capacity as general partner of BCM Capital Partners, L.P.

SANKATY INVESTORS II, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
Investors II, LLC, and on behalf of Sankaty High Yield Asset
Investors II, LLC in its capacity as general partner of Sankaty High
Yield Partners II, L.P.

SANKATY INVESTORS III, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
Investors III, LLC, and on behalf of Sankaty High Yield Asset
Investors III, LLC in its capacity as general partner of Sankaty
High Yield Partners III, L.P.

SANKATY CREDIT MEMBER, LLC, for itself, on behalf of
itself in its capacity as managing member of Sankaty Credit
Opportunities Investors, LLC, and on behalf of Sankaty Credit
Opportunities Investors, LLC in its capacity as general partner of
Sankaty Credit Opportunities, L.P.

/s/ Jonathan S. Lavine
_________________________
Name:   Jonathan S. Lavine
Title:     Managing Director

/s/ Jonathan S. Lavine
_________________________
Jonathan S. Lavine

Attachment to Form 4.doc